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                                                                    Exhibit 10.1

                           LIQUIDATING TRUST AGREEMENT


      This Liquidating Trust Agreement (the "Trust Agreement"), dated as of December 31, 2003 by and among HIGH SPEED ACCESS CORP., a Delaware corporation (the "Company"), and JOHN G. HUNDLEY, an individual resident of the Commonwealth of Kentucky (the "Trustee" or "Liquidating Trustee"), executed in connection with the Company's Plan of Dissolution and Liquidation dated November 25, 2002 (as amended, modified and supplemented from time to time, the "Plan"). Capitalized terms used in this Trust Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

                               W I T N E S S E T H

            WHEREAS, the Company has elected to wind up its affairs and liquidate in accordance with the Plan recommended by its Board of Directors and approved by the stockholders of the Company on November 25, 2002;

            WHEREAS, the Plan provides for the sale of substantially all of the Company's assets, other than, among other things, the Liquidating Trust Assets (defined below);

            WHEREAS, the Liquidating Trust is created pursuant to, and to effectuate certain provisions of, the Plan and to hold the Liquidating Trust Assets;

            WHEREAS, the Liquidating Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d); and

            WHEREAS, the Liquidating Trust is established for the sole purpose of liquidating its assets for the benefit of the stockholders of the Company as of December 31, 2003 (collectively, the "Beneficiaries"), in accordance with Treasury Regulations Section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of this Liquidation Trust and the Plan;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the Company and the Liquidating Trustee agree as follows:

                                    ARTICLE 1

                     ESTABLISHMENT OF THE LIQUIDATING TRUST

      1.1 Establishment of Liquidated Trust. Pursuant to the Plan, the Company and the Liquidating Trustee hereby establish the Liquidating Trust on behalf of the Beneficiaries. The
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Liquidating Trustee agrees to accept and hold the Liquidating Trust Assets in trust for the Beneficiaries subject to the terms of this Trust Agreement.

      1.2 Purpose of the Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating the Liquidating Trust Assets in accordance with Treasury Regulations Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Accordingly, the Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidating Trust Assets, settle or otherwise pay any liabilities of or claims against the Liquidating Trust Assets, make a Final Liquidation Payment to Beneficiaries upon completion of the statutory period for the dissolution on the Company under Delaware law, and otherwise settle the affairs of the Company and distribute any remaining Liquidating Trust Assets in accordance with the Plan.

      1.3 Transfer of Assets and Rights to the Liquidating Trustee.

            (a) As of 11:59:59 A.M., Eastern Standard Time, December 31, 2003 (the "Effective Time and Date"), the Company hereby transfers, assigns, and delivers to the Liquidating Trustee, (i) all of its right, title, and interest in the Liquidating Trust Assets free and clear of any lien or Claim in such property of any other Person or entity except as otherwise provided in the Plan,
(ii) all of their rights with respect to the Liquidating Trust Assets including attorney-client privilege and work product and hereby waive their right and the right of any legal, financial or other advisors to assert such rights as a defense or otherwise, and the Liquidating Trustee hereby assumes and agrees that all such Liquidating Trust Assets will be transferred to the Liquidating Trust free and clear of any and all liabilities except to the extent otherwise provided in the Plan.

            (b) On or prior to the Effective Time and Date, the Company shall deliver or cause to be delivered to the Liquidating Trustee any and all documents required in connection with the administration of any known or existing Claims (including those maintained in electronic format and original documents) whether held by the Company, their agents, advisors, attorneys, accountants or any other professional hired by the Company and provide access to such employees of the Company, their agents, advisors, attorneys, accountants or any other professional hired by the Company with knowledge of matters relevant to the Claims.

            (c) At any time and from time to time on and after the Effective Time and Date, the Company agrees (i) at the reasonable request of the Liquidating Trustee to execute and deliver any instruments, documents, books, and records (including those maintained in electronic format and original documents as may be needed), and (ii) take, or cause to be taken, all such further action as the Liquidating Trustee may reasonably request in order to evidence or effectuate the transfer of the Liquidating Trust Assets to the Liquidating Trust and consummation of the transactions contemplated hereby and by the Plan and to otherwise carry out the intent of the parties hereunder and under the Plan.

      1.4 Title to Liquidating Trust Assets.

            (a) The transfer of the Liquidating Trust Assets to the Liquidating Trust shall be made by the Company for the benefit and on behalf of the Beneficiaries. In this regard, the
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Liquidating Trust Assets will be treated for tax purposes as being transferred by the Company to the Beneficiaries, and then by such holders to the Liquidating Trust in exchange for interests in the Liquidating Trust (the "Liquidating Trust Interests") for the benefit of such Beneficiaries in accordance with the Plan. Upon the transfer of the Liquidating Trust Assets, the Liquidating Trustee shall succeed to all of the Company' right, title and interest in the Liquidating Trust Assets and the Company will have no further interest in or with respect to the Liquidating Trust Assets or this Liquidating Trust.

            (b) For all federal income tax purposes, all parties (including, without limitation, the Company, the Liquidating Trustee, and the Beneficiaries) shall treat the transfer of Liquidating Trust Assets to the Liquidating Trust, as set forth in this Section 1.4 and in accordance with the Plan, as a transfer to the Beneficiaries, followed by a transfer by such Beneficiaries to the Liquidating Trust, and the Beneficiaries of this Liquidating Trust shall be treated as the grantors and owners hereof.

      1.5 Reliance. The Liquidating Trustee may rely upon the Company's filed schedules and statements of financial affairs and all other information provided by the Company or its representatives to the Liquidating Trustee concerning Claims filed against the Company, and its reconciliation and documents supporting such reconciliation.

      1.6 Governance of the Liquidating Trust. The Liquidating Trust shall be governed by the Liquidating Trustee. The Liquidating Trustee's powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of this Liquidating Trust and not otherwise.

      1.7 Funding of the Liquidating Trust. The Liquidating Trustee may from time to time make withdrawals from the Liquidating Trust Assets in amounts and at times that the Liquidating Trustee, in its sole discretion, deems necessary or appropriate to fund any and all costs and expenses that the Liquidating Trustee and the Liquidating Trust incur subsequent to the Effective Time and Date in accordance with this Trust Agreement and the Plan.

                                    ARTICLE 2

                         LIQUIDATING TRUST BENEFICIARIES

      2.1 Identification of Beneficiaries of Liquidating Trust. The Beneficiaries of the Liquidating Trust are the holders of the Liquidating Trust Interests and shall be recorded and set forth in a register maintained by the Liquidating Trustee expressly for such purpose. All references in this Trust Agreement to the Beneficiaries or the holders of Liquidating Trust Interests shall be read to mean holders of record as set forth in the official register maintained by the Liquidating Trustee and shall not mean any beneficial owner not recorded on such official registry. Unless expressly provided herein, the Liquidating Trustee may establish a record date that it deems practicable for determining the Beneficiaries for a particular purpose. The distribution of Liquidating Trust Interests to the Beneficiaries shall be accomplished as set forth in the Plan.
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      2.2 Allocation of Beneficial Interests. Each holder of the common capital stock of the Company on the record date established by the Liquidating Trustee (which shall be the close of business on December 31, 2003) is hereby allocated a proportional beneficial share and interest in the Liquidating Trust, subject to any liabilities of and claims against their ratable portion thereof.

      2.3 Transferability of Liquidating Trust Interests. The Liquidating Trust Interests shall not be transferable, provided that the Liquidating Trust Interests shall be assignable or transferable by will, intestate succession, or operation of law and that the executor or administrator of the estate of a holder of a Liquidating Trust Interest may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Liquidating Trust Interests held by the estate of such holder if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the holder, upon written notice to, and written consent of, the Liquidating Trustee, which consent may not be unreasonably withheld.

      2.4 Distribution; Withholding. In the discretion of the Liquidating Trustee and subject to the withholding of property on account of Claims pursuant to the provisions of Article 5 hereof, the Liquidating Trustee shall distribute from the Liquidating Trust to each holder of a Liquidating Trust Interest Cash on hand (including, without limitation, all net Cash income plus all net Cash proceeds from the liquidation of Liquidating Trust Assets, including, without limitation, as Cash for this purpose, all permissible investments described in
Section 3.12 below) pro rata in proportion to such holders' respective Liquidating Trust Interests; provided, however, that the Liquidating Trustee shall not be required to make any distributions prior the Final Liquidating Payment on or before December 31, 2005 upon expiration of the Company's statutory period for dissolution under Delaware law. Notwithstanding anything to the contrary herein, prior to making any distribution to holders of Liquidating Trust Interests, the Liquidating Trustee may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (ii) to pay reasonable estimated expenses (including, without limitation, any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets), and (iii) to satisfy other liabilities incurred or assumed by the Liquidating Trust (or to which the Liquidating Trust Assets are otherwise subject), all for the term of the Liquidating Trust and in accordance with this Trust Agreement and the Plan. The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee's reasonable sole discretion, required by any law, regulation, rule, ruling, directive or other governmental requirement.

      2.5 Manner of Payment or Distribution. All Distributions made by the Liquidating Trustee to holders of Liquidating Trust Interests shall be payable to the holders of Liquidating Trust Interests of record as of the 10th day prior to the date scheduled for the distribution, unless such day is not a Business Day, then such day shall be the following Business Day (the "Record Date"). If the Distribution shall be in Cash, the Liquidating Trustee shall distribute such Cash by wire, check, or such other method as the Liquidating Trustee deems appropriate under the circumstances.
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                                    ARTICLE 3

                             THE LIQUIDATING TRUSTEE

      3.1 Role of the Liquidating Trustee. In furtherance of and consistent with the purpose of the Liquidating Trust and the Plan the Liquidating Trustee shall, for the benefit of the Beneficiaries, (i) have the power and authority to hold, manage, and distribute the liquidating Trust Assets, and (ii) have the power and authority to hold, manage, and distribute the Cash or non - Cash Liquidating Trust Assets obtained through the exercise of its power and authority. In all circumstances, the Liquidating Trustee shall act in the best interests of all Beneficiaries of the Liquidating Trust and in furtherance of the purpose of the Liquidating Trust.

      3.2 Authority of Liquidation Trustee. In connection with the administration of the Liquidating Trust, except as set forth in this Trust Agreement, the Liquidating Trustee is authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Liquidating Trust. Without limiting, but subject to, the express purpose of the Liquidating Trustee and to Section 3.3 hereof, the Liquidating Trustee shall be expressly authorized, but shall not be required, to:

            (a) hold legal title to any and all rights of the holders of the Liquidating Trust Interests in or arising from the Liquidating Trust Assets, including, without limitation, collecting, receiving any and all money and other property belonging to the Liquidating Trust;

            (b) protect and enforce the rights to the Liquidating Trust Assets by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

            (c) borrow funds, incur or assume liabilities, and pledge Liquidating Trust Assets on behalf of the Liquidating Trust in furtherance of or in connection with the Liquidating Trustee's or the Liquidating Trust's duties, powers, authority, and obligations under this Trust Agreement, and determine and satisfy any and all liabilities created, incurred or assumed by the Liquidating Trust;

            (d) file, if necessary, any and all tax and information returns with respect to the Liquidating Trust and pay taxes, if any, properly payable by the Liquidating Trust;

            (e) pay all expenses and make all other payments relating to the Liquidating Trust Assets;

            (f) obtain reasonable insurance coverage with respect to its liabilities and obligations as Liquidating Trustee under this Trust Agreement (in the form of an errors and omissions policy or otherwise);

            (g) obtain insurance coverage with respect to real and personal property that may become Liquidating Trust Assets, if any;
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            (h) retain and pay such counsel and other professionals as the
Liquidating Trustee in its sole discretion may select to assist the Liquidating Trustee in its duties, on such terms as the Liquidating Trustee deems appropriate. The Liquidating Trustee may commit the Liquidating Trust to and shall pay such counsel and other professionals reasonable compensation for services rendered and expenses incurred. A law firm or professional shall not be disqualified from serving the Liquidating Trustee solely because of its current or prior retention as counsel or professional to the Company;

            (i) retain and pay an independent public accounting firm to perform such reviews and/or audits of the financial books and records of the Liquidating Trust and the Contingency Reserve as may be appropriate in the Liquidating Trustee's sole discretion and to prepare and file any tax returns or informational returns for the Liquidating Trust and the Liquidating Trust Disputed Claims Reserve as may be required. The Liquidating Trustee may commit the Liquidating Trust to and shall pay such independent public accounting firm reasonable compensation for services rendered and expenses incurred;

            (j) retain and pay such third parties as the Liquidating Trustee, in its sole discretion, may deem necessary or appropriate to assist the Liquidating Trustee in carrying out its powers and duties under this Trust Agreement. The Liquidating Trustee may commit the Liquidating Trust to and shall pay all such persons or entities reasonable compensation for services rendered and expenses incurred, as well as commit the Liquidating Trust to indemnify any such parties in connection with the performance of services;

            (k) employ such employees as the Liquidating Trustee, in his sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate to assist the Liquidating Trustee in carrying out its powers and duties under this Trust Agreement. The Liquidating Trustee may commit the Liquidating Trust to and shall pay all such employees reasonable salary in the amounts it shall determine to be appropriate and any employee benefits it may establish pursuant to Section 3.2(l) below. If the Liquidating Trustee employs employees pursuant to this Section 3.2(k), the Liquidating Trustee shall establish payroll procedures and pay any and all federal, state or local tax withholding required under applicable law with respect to any such employees, and it will take all other actions it deems necessary to effectuate the provisions of this Section 3.2(k);

            (l) establish and adopt or cease to provide such employee benefits for the benefit of any employees described in Section 3.2(k) above as the Liquidating Trustee, in its sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate, including, without limitation, the adoption of any group health plan;

            (m) assert or waive any privilege or defense on behalf of the Liquidating Trust or, with respect to the Liquidating Trust Assets, the Company;

            (n) compromise, adjust, arbitrate, sue on or defend, pursue, prosecute abandon, exercise rights, powers, and privileges with respect to, or otherwise deal with and settle, in accordance with the terms set forth herein, Claims and all causes of action in favor of or against the Liquidating Trust as the Liquidating Trustee shall deem advisable;

            (o) execute offsets and assert counterclaims against Claims in connection with the Liquidating Trust Assets;

            (p) in his sole discretion (subject to Section 2.4 hereof and this Section 3.2), take all appropriate action with respect to the Liquidating Trust Assets consistent with the purpose of the Liquidating Trust, including without limitation the avoidance of any transfer or obligation, and the filing, prosecution, settlement or other resolution of claims and causes of action, including without limitation those based upon Sections 510, 542-550, or 553(b) of the Bankruptcy Code;

            (q) invest any moneys held as part of the Liquidating Trust in accordance with the terms of Section 3.12 hereof, limited, however, to such investments that are consistent with the Liquidating Trust's status as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d);

            (r) request any appropriate tax determination with respect to the Liquidating Trust;

            (s) establish and maintain a website for the purpose of providing notice of Liquidating Trust activities in lieu of sending written notice to holders of Liquidating Trust Interests, subject to providing notice of such website to such holders; and

            (t) take or refrain from taking any and all actions the Liquidating Trustee reasonably deems necessary or convenient for the continuation, protection and maximization of the Liquidating Trust Assets or to carry out the purposes hereof.

      3.3 Limitation of Liquidating Trustee's Authority.

            (a) Notwithstanding anything herein to the contrary, the Liquidating Trustee shall not be authorized to engage in any trade or business, and shall not take such actions inconsistent with the orderly liquidation of the Liquidating Trust Assets as are required or contemplated by applicable law, the Plan and this Trust Agreement.

            (b) The Liquidating Trust shall not hold 50% or more of the stock (in either vote or value) of any entity that is treated as a corporation for federal income tax purposes, nor be the sole member of a limited liability company, nor have any interest in an entity that is treated as a partnership for federal income tax purposes, unless such stock, membership interest, or partnership interest was obtained involuntarily or as a matter of practical economic necessity in order to preserve the value of the Liquidating Trust Assets.

      3.4 Books and Records. The Liquidating Trustee shall maintain in respect of the Liquidating Trust and the holders of Liquidating Trust Interests books and records relating to the Liquidating Trust Assets and income of the Liquidating Trust and the payment of expenses of,
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and liabilities of claims against or assumed by, the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof. Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting requirements of the Liquidating Trust. Except as otherwise may be expressly provided in this Trust Agreement, nothing in this Trust Agreement requires the Liquidating Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for managing any payment or distribution out of the Liquidating Trust Assets.

      3.5 Additional Powers. Except as otherwise set forth in this Trust Agreement or in the Plan, and subject to the Treasury Regulations governing liquidating trusts and the retained jurisdiction of the Delaware Chancery Court as provided for in the Plan, but without prior or further authorization, the Liquidating Trustee may control and exercise authority over the Liquidating Trust Assets and over the protection, conservation and disposition thereof. No Person dealing with the Liquidating Trust shall be obligated to inquire into the authority of the Liquidating Trustee in connection with the protection, conservation or disposition of the Liquidating Trust Assets.

      3.6 Tax and Reporting Duties of the Liquidating Trustee. The Liquidating Trustee shall be responsible for all tax and other matters as set forth in
Article 4.

      3.7 Compliance with Laws. Any and all distributions of Liquidating Trust Assets and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.

      3.8 Costs and Expenses of the Liquidating Trustee. The costs and expenses of the Liquidating Trust, including the fees and expenses of the Liquidating Trustee and its retained professionals, shall be paid first out of the Liquidating Trust Assets. Fees and expenses incurred in connection with the prosecution and settlement of any Claims shall be considered costs and expenses of the Liquidating Trust.

      3.9 Compensation of the Liquidating Trustee. The Liquidating Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of liquidations.

      3.10 Retention of Professionals by the Liquidating Trustee. The Liquidating Trustee may retain and compensate counsel and other professionals to assist in its duties as Liquidating Trustee on such terms as the Liquidating Trustee deems appropriate.

      3.11 Reliance by Liquidating Trustee. Except as otherwise provided in
Article 8 hereof:

            (a) the Liquidating Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties; and

            (b) Persons dealing with the Liquidating Trustee shall look only to the Liquidating Trust Assets to satisfy any liability incurred by the Liquidating Trustee to such person in carrying out the terms of this Trust Agreement, and neither the Liquidating Trustee nor any Trustee shall have any personal obligation to satisfy any such liability.

      3.12 Investment and Safekeeping of Trust Assets. The right and power of the Liquidating Trustee to invest Liquidating Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power that a liquidating trust, within the meaning of Treasury Regulations Section 301.7701-4(d), is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. The Liquidating Trustee may expend the Cash of the Liquidating Trust (a) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidating Trust during liquidation, (b) to pay the reasonable costs and expenses (including, without limitation, any taxes imposed on the Liquidating Trust) and (c) to satisfy other respective liabilities incurred by the Liquidating Trust in accordance with this Trust Agreement or the Plan.

      3.13 Authorization to Expend Liquidating Trust Assets. The Liquidating Trustee may expend the Liquidating Trust Assets (a) as reasonably necessary to maintain the value of the Liquidating Trust Assets during liquidation, (b) to pay all costs and expenses of the Liquidating Trust (including, without limitation, any taxes imposed on the Liquidating Trust), and (c) to satisfy all other liabilities incurred or assumed by the Liquidating Trust (or to which the Liquidating Trust Assets are otherwise subject) in accordance with this Trust Agreement and the Plan.

                                    ARTICLE 4

                                   TAX MATTERS

      4.1 Federal Income Tax Treatment of the Trust for the Liquidating Trust Assets.

            (i) Liquidating Trust Assets Treated as Owned by Creditors. For all federal income tax purposes, all parties (including, without limitation, the Company, the Liquidating Trustee, and the Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the Beneficiaries as (A) a transfer of the Liquidating Trust Assets directly to the Beneficiaries followed by (B) the transfer by such holders to the Liquidating Trust of the Liquidating Trust Assets in exchange for beneficial interests in the Liquidating Trust. Accordingly, the Beneficiaries shall be treated for federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets.

            (ii) Tax Reporting.

                  A. The Liquidating Trustee shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Article 4. The Liquidating Trustee shall also annually send to each holder of a beneficial interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns. The Liquidating Trust's taxable income, gain, loss, deduction or credit will be allocated to the Beneficiaries in accordance with their relative beneficial interests in the Liquidating Trust.

                  B. As soon as possible after the Effective Time and Date, the Liquidating Trustee shall make a good faith valuation of the Liquidating Trust Assets, and such valuation shall be used consistently by all parties (including, without limitation, the Company, the Liquidating Trustee, and the Beneficiaries) for all federal income tax purposes. The Liquidating Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit.

                  C. The Liquidating Trustee shall be responsible for payments, out of the Liquidating Trust Assets, of any taxes imposed on the trust or its assets.

                  D. The Liquidating Trustee may request an expedited determination of Taxes of the Liquidating Trust, for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

                                    ARTICLE 5

                      LIQUIDATING TRUST CONTINGENCY RESERVE

      5.1 Creation of Reserve. On the Effective Time and Date, the Liquidating Trustee shall place an undivided interest in a portion of the Liquidating Trust Assets in the Liquidating Trust Contingency Reserve for unknown or disputed Claims. The amount of Liquidating Trust Assets so placed in the Liquidating Trust Contingency Reserve shall equal One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) (the "Contingency Reserve Assets").

      5.2 Withholding Pending Allowance of Claims. The Liquidating Trustee shall withhold from any property to be distributed under this Trust Agreement the Contingency Reserve Assets and shall hold such property in trust pending resolution of any unknown or contingent Claims, together with all earnings thereon (net of any expenses allocable thereto, including, without limitation, any taxes imposed thereon or otherwise payable by the trust).

                                    ARTICLE 6

                                  DISTRIBUTIONS

      6.1 Delivery of Liquidating Trust Distributions. All distributions under this Trust Agreement to any Beneficiary shall be made at the address of such holder as set forth on the books and records/ of the Liquidating Trust, the Company or either or their agents, unless the Liquidating Trustee has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on the record for such holder. In the event that any distribution to any holder is returned as undeliverable, the Liquidating Trustee shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Liquidating Trustee has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such undeliverable or unclaimed distributions shall be deemed unclaimed property at the expiration of one year from the date of distribution. The Liquidating Trustee shall reallocate the undeliverable and unclaimed distributions for the benefit of the holders of other Beneficiaries.

      6.2 Manner of Payment. At the option of the Liquidating Trustee, any Cash payment to be made under this Trust Agreement may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

      6.3 Cash Distributions. No Cash distributions shall be required to be made in an amount less than $10,000. Any funds so withheld and not distributed shall be held in reserve and distributed in subsequent distributions. Notwithstanding the foregoing, all cash shall be distributed in the Final Liquidating distribution of the Liquidating Trust.

                                    ARTICLE 7

                               SUCCESSOR TRUSTEES

      7.1 Resignation. The Liquidating Trustee may resign by giving not less than ninety (90) days' prior written notice thereof to the holders of Liquidating Trust Interests. Such resignation shall become effective on the later to occur of: (i) the day specified in such notice; or (ii) the appointment of a successor Trustee and the acceptance by such successor Trustee of such appointment. If a successor Trustee is not appointed or does not accept its appointment within ninety (90) days following delivery of notice of resignation, the Liquidating Trustee may petition the Chancery Court for the appointment of a successor Trustee.

      7.2 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the Liquidating Trust records. Thereupon, such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Liquidating Trust with like effect as if originally named herein; provided, however, that an incapacitated, or resigning Trustee shall, nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee under the Liquidating Trust all the estates, properties, rights, powers, and trusts of such predecessor Trustee.

                                    ARTICLE 8

                                 INDEMNIFICATION

      8.1 Indemnification of Liquidating Trustee. The Liquidating Trustee, and the Liquidating Trustee's agents, representatives, designees, and professionals, and their respective employees, shall not be liable for actions taken or omitted by any individual Trustee, agent, representative, designee, professional, or employee, and shall not be liable for any actions taken or omitted in its capacity as, or on behalf of, the Liquidating Trustee, except those acts or omissions arising out of its or their own willful misconduct, fraud, or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Liquidating Trustee, except for any actions or inactions involving willful misconduct, fraud, or gross negligence. Any indemnification claim of the Liquidating Trustee (and the other parties entitled to indemnification under this Section 8.1) shall be satisfied first from the Contingency Reserve Assets and then from the Liquidating Trust Assets. The Liquidating Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals. The Liquidating Trust shall indemnify and hold harmless the Liquidating Trustee and its Trustees, designees, and professionals, and all duly designated agents and representatives thereof, from and against and in respect of all liabilities, losses, damages, claims, costs, and expenses, including without limitation attorneys' fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust or the implementation or administration of this Trust Agreement and the Plan; provided, however, that no such indemnification will be made for such actions or omissions as a result of willful misconduct, fraud, or gross negligence.

                                    ARTICLE 9

                REPORTS TO HOLDERS OF LIQUIDATING TRUST INTERESTS

      9.1 Securities Laws, Tax and Other Reports to Holders of Liquidating Trust Interests.

            (a) Securities Laws. The issuance of Liquidating Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file periodic reports with the Securities and Exchange Commission.

            (b) Other Reporting. If the Liquidating Trustee is not required to file the periodic reports referred to in Section 9.1(a) above, as soon as practicable after December 31 of each year, and as soon as practicable upon termination of the Liquidating Trust, the Liquidating Trustee shall submit to each holder of Liquidating Trust Interests appearing on its records as of such date or the date of termination a written report by filing such report on abbreviated Form 10-K with the Securities and Exchange Commission. Such report shall include, without limitation, the following: (i) financial statements of the Liquidating Trust for such period prepared on a modified cash basis or other comprehensive basis of accounting, and, if the end of a calendar year, a report of an independent certified public accountant employed by the

Liquidating Trustee, which report shall reflect the result of such procedures relating to the financial accounting administration of the Liquidating Trust as approved by the Liquidating Trustee; and (ii) a description of any action taken by the Liquidating Trustee in the performance of its duties that materially affects the Liquidating Trust and of which notice has not previously been given to the holders of Liquidating Trust Interests. The Liquidating Trustee shall promptly submit additional reports to the holders of Liquidating Trust Interests whenever a material event or change occurs that affects either the Liquidating Trust or the rights of the holders of Liquidating Trust Interests hereunder. The annual reports furnished pursuant to this Section 9.1(b) shall include a description of the progress of converting Liquidating Trust Assets to Cash and making distributions to holders of Liquidating Trust Interests and any other material information relating to the Liquidating Trust Assets and the administration of the Liquidating Trust.

            (c) Tax Reporting. By March 31 (if such day is not a Business Day, the first Business Day thereafter) following the end of each calendar year, the Liquidating Trustee shall submit to each holder of a Liquidating Trust Interest appearing on its records during such year a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns. The Liquidating Trust's taxable income, gain, loss, deduction, and credit will be allocated pro rata to the holders of Liquidating Trust Interests in accordance with such holders' respective beneficial interests in the Trust. The Liquidating Trustee shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental authority.

            (d) Any report required to be distributed by the Liquidating Trustee under Section 9.1(b) hereof shall also be distributed to the Persons listed in
Section 12.6 hereof within ten Business Days of its distribution to holders of Liquidating Trust Interests under Section 9.1 (b) hereof. The Liquidating Trustee may post any report required to be provided under this Section 9.l on a website maintained by the Liquidating Trustee in lieu of actual notice to holders of Liquidating Trust Interests (unless otherwise required by law) subject to providing notice to the Persons listed in Section 12.6 herein.

                                   ARTICLE 10

                        TERMINATION OF LIQUIDATING TRUST

      10.1 Termination of Liquidation Trust. The Liquidating Trust will terminate on the earlier of (a) thirty (30) days after the final distribution of all of the Liquidating Trust Assets in accordance with the terms of this Trust Agreement and the Plan; or (b) the third (3rd) anniversary of the Effective Time and Date. Notwithstanding the foregoing, multiple fixed-term extensions can be obtained so long as Chancery Court approval upon motion and a showing that such extension is necessary to facilitate or complete the recovery and liquidation of the Liquidation Trust Assets is obtained within six (6) months before the expiration of the original term and each extended term. The aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section Section 301.7701-4(d) for federal income tax purposes. The Liquidating Trustee shall not unduly prolong the duration of the Liquidating Trust and shall at all times endeavor to resolve, settle or otherwise dispose of all claims that constitute Liquidating Trust Assets and to effect the distribution of the Liquidating Trust Assets to the holders of the Liquidating Trust Interests in accordance with the terms hereof and terminate the Liquidating Trust as soon as practicable.

                                   ARTICLE 11

                              AMENDMENT AND WAIVER

      11.1 Amendment and Waiver. Any substantive provision of this Trust Agreement may be amended or waived by the Liquidating Trustee with the approval of the Chancery Court, or by the Liquidating Trustee, provided, however, that no change may be made to this Trust Agreement that would (a) adversely affect the Distributions to be made under this Trust Agreement to any Beneficiaries, or (b) adversely affect the U.S. Federal income status of the Liquidating Trust as a "liquidating trust" (in accordance with Section 1.2 hereof). Notwithstanding this Section 11.1, any amendments to this Trust Agreement shall not be inconsistent with the purpose and intention of the Liquidating Trust to liquidate in an expeditious but orderly manner the Liquidating Trust Assets in accordance with Treasury Regulations Section 301.7701-4(d) and Section 1.2 hereof.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

      12.1 Intention of Parties to Establish Liquidating Trust. This Trust Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

      12.2 Preservation of Privilege and Defenses. In connection with the rights, claims, and causes of action that constitute the Liquidating Trust Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Liquidating Trustee and its representatives, and the Company are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.

      12.3 Prevailing Party. If the Liquidating Trustee or the Liquidating Trust, as the case may be, is the prevailing party in a dispute regarding the provisions of this Trust Agreement or the enforcement thereof, the Liquidating Trustee or the Liquidating Trust, as the case may be, shall be entitled to collect any and all costs, expenses and fees, including attorneys' fees, from the nonprevailing party incurred in connection with such dispute or enforcement action.

      12.4 Laws as to Construction. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of laws. In the event of any conflict between the terms of this Trust Agreement and the Plan, this Trust Agreement shall control.

      12.5 Severability. If any provision of this Trust Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

      12.6 Notices. Any notice or other communication hereunder shall be in writing (including by facsimile transmission or by e-mail) and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended (or, in the case of notice by facsimile transmission or email, when received and telephonically or electronically confirmed), addressed as follows (provided, however, that only one notice or other communication hereunder need be sent to holders sharing the same address):

                  If to the Liquidating Trustee or Trustees, to:

                  John G. Hundley
                  High Speed Access Corp. Liquidating Trust
                  9900 Corporate Campus Drive, Suite 300
                  Louisville, KY  40223
                  Phone:  502-657-6341
                  Fax:    502-657-6344
                  Email:  Jhundley@hsaccorp.net


                  With a copy to:

                  Caryn Price, Esq.
                  Wyatt Tarrant & Combs, LLP
                  500 W. Jefferson Street, Suite 2800
                  Louisville, KY  40202
                  Facsimile:  502-589-0309


      12.7 Headings. The section headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

      12.8 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

      12.9 Relationship to the Plan. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan and therefore this Trust Agreement incorporates the provisions of the Plan. To that end, the Liquidating Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any orders from the Bankruptcy Court in furtherance of implementation of this Trust Agreement, the Plan. If any provisions of this Trust Agreement are found to be inconsistent with the provisions of the Plan, the provisions of this Trust Agreement shall control.

      12.10 No Bond. The Liquidating Trustee and each Trustee may serve without bond.

      12.11 Confidentiality. The Liquidating Trustee and each Trustee shall, during the period that they serve in such capacity under this Trust Agreement and following either the termination of this Trust Agreement or such Liquidating Trustee's removal, incapacity, or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Liquidating Trust Assets relates or of which it has become aware in its capacity as Liquidating Trustee or Trustee.

            IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

                                          HIGH SPEED ACCESS CORP.


                                          By: __________________________________
                                              David A. Jones, Jr.
                                              Chairman of the Board of Directors

                                          Liquidating Trustee


                                          ______________________________________
                                          Name: John G. Hundley